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EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            EXECUTIVE MARKETING, INC.

     FIRST. The name of this corporation shall be:

                            EXECUTIVE MARKETING, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     (a) Common. 50,000,000 shares of Common stock having a par value of $.001 per share;

     (b) Preferred. 500,000 shares of Preferred stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

     FIFTH. The name and address of the incorporator is as follows:

                  Sharon J. Branscome
                  Corporation Service Company
                  1013 Centre Road
                  Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No

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amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this first day of August, A.D., 1995.


                                       /s/ Sharon J. Branscome
                                      Incorporator
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EXECUTIVE MARKETING, INC.

     Executive Marketing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that Article First of the Certificate of Incorporation of the Company shall be amended to read as follows: "The name of this corporation shall be Total Film Group."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Executive Marketing, Inc. has caused this certificate to be signed by Lynn Dixon, its President and its Secretary, this 4th day of February 1997.


                                       Executive Marketing, Inc.

                                       By /s/ Lynn Dixon
                                       President and Secretary